Exhibit 99.1

FOR IMMEDIATE RELEASE

April 25, 2019

CONTACT:	Steve Filton
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

REPORTS 2019 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted  – Three-month periods ended March 31, 2019 and 2018:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $234.2 million, or $2.57 per diluted share, during the first quarter of 2019 as compared to $223.8 million, or $2.36 per diluted share, during the comparable quarter of 2018.  Net revenues increased 4.3% to $2.804 billion during the first quarter of 2019 as compared to $2.688 billion during the first quarter of 2018.

For the three-month period ended March 31, 2019, our adjusted net income attributable to UHS, as calculated on the attached Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), was $223.3 million, or $2.45 per diluted share, as compared to $232.1 million, or $2.45 per diluted share, during the first quarter of 2018.

Included in our reported and our adjusted net income attributable to UHS during the first quarter of 2019, is a pre-tax unrealized loss of $4.3 million, or $.03 per diluted share (included in “Other (income) expense, net”), resulting from a decrease in the market value of shares of certain marketable securities held for investment and classified as available for sale.

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2019, is a favorable after-tax impact of $10.9 million, or $.12 per diluted share, resulting from our adoption of ASU 2016-09, “Compensation – Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting” (“ASU 2016-09”).

As reflected on the Supplemental Schedule, included in our reported results during the first quarter of 2018, is a net aggregate unfavorable after-tax impact of $8.3 million, or $.09 per diluted share, consisting of: (i) an unfavorable after-tax impact of $9.9 million, or $.11 per diluted share, resulting from a $13.0 million pre-tax increase in the reserve established in connection with the discussions with the Department of Justice (“DOJ”), as discussed below, and; (ii) a favorable after-tax impact of $1.6 million, or $.02 per diluted share, resulting from our adoption of ASU 2016-09.

As calculated on the attached Supplemental Schedule, our earnings before interest, taxes, depreciation & amortization (“EBITDA net of NCI”, NCI is net income attributable to noncontrolling interests), was $452.7 million during the first quarter of 2019 as compared to $442.1 million during the first quarter of 2018.  Our adjusted earnings before interest, taxes, depreciation & amortization (“Adjusted EBITDA net of NCI”), which excludes the impacts of our adoption of ASU 2016-09, other (income) expense, net, as well as the unfavorable impact of the above-mentioned $13.0 million pre-tax increase in the DOJ Reserve recorded during the first quarter of 2018, was $457.2 million during the first quarter of 2019 as compared to $455.1 million during the first quarter of 2018.

Acute Care Services – Three-month periods ended March 31, 2019 and 2018:

During the first quarter of 2019, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 4.9% and adjusted patient days increased 4.4%, as compared to the first quarter of 2018. At these facilities, net revenue per adjusted admission decreased 0.4% while net revenue per adjusted patient day was unchanged during the first quarter of 2019 as compared to the comparable quarter of 2018. Net revenues from our acute care services on a same facility basis increased 4.7% during the first quarter of 2019 as compared to the comparable quarter of the prior year.

Behavioral Health Care Services – Three-month periods ended March 31, 2019 and 2018:

During the first quarter of 2019, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 2.9% while adjusted patient days increased 0.9% as compared to the first quarter of 2018. At these facilities, net revenue per adjusted admission increased 0.4% while net revenue per adjusted patient day increased 2.5% during the first quarter of 2019 as compared to the comparable quarter in 2018. On a same facility basis, our behavioral health care services’ net revenues increased 3.0% during the first quarter of 2019 as compared to the first quarter of 2018.

Net Cash Provided by Operating Activities and Share Repurchase Program:

For the three months ended March 31, 2019, our net cash provided by operating activities was $391 million as compared to $410 million generated during the first quarter of 2018. The net decrease of $19 million was due to: (i) an unfavorable change of $29 million in accounts receivable; (ii) $39 million of other combined net unfavorable changes, partially offset by; (iii) a favorable change of $49 million in other working capital accounts resulting primarily from changes in accounts payable due to timing of disbursements.

In conjunction with our January 1, 2019 adoption of ASU 2017-12, “Targeted Improvements to Accounting for Hedging Activities”, we have included the net cash inflows or outflows, which were received or paid in connection with foreign exchange contracts that hedge our investment in the U.K., in investing cash flows on the consolidated statements of cash flows.  Prior to 2019, these net inflows/outflows were included in operating cash flows. Prior period amounts have been reclassified to conform with current year presentation on the consolidated statements of cash flows included herein.

In December of 2018, our Board of Directors authorized a $500 million increase to our stock repurchase program, which increased the aggregate authorization to $1.7 billion from the previous $1.2 billion authorization approved during 2017, 2016 and 2014.  Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the first quarter of 2019, we have repurchased 840,699 shares at an aggregate cost of approximately $106.3 million, (approximately $126 per share). Since inception of the program in 2014 through March 31, 2019, we have repurchased approximately 11.51 million shares at an aggregate cost of approximately $1.34 billion (approximately $117 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 26, 2019. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com.  Also, a replay of the call will be available following the conclusion of the live call and will be available for one full year.

DOJ Reserve:

As previously disclosed, during 2018 and 2017 our financial statements included increases to the reserve established in connection with the civil aspects of the government’s investigation of certain of our behavioral health care facilities. The aggregate pre-tax reserve amounted to approximately $123 million as of both March 31, 2019 and December 31, 2018. Changes in the reserve may be required in future periods as discussions with the Department of Justice continue and additional information becomes available.  We cannot predict the ultimate resolution of this matter and therefore can provide no assurance that final amounts paid in settlement or otherwise, if any, or associated costs, as well as the income tax deductibility of payments, will not differ materially from our established reserve and assumptions related to income tax deductibility. Please see Item 3-Legal Proceedings in our Form 10-K for the year ended December 31, 2018 for additional disclosure in connection with this matter.

Adoption of ASU 2016-02, “Leases (Topic 842): Amendments to the FASB Accounting Standards Codification”:

Effective January 1, 2019, we adopted ASU 2016-02 which requires companies to, among other things, recognize lease assets and lease liabilities on the balance sheet. As a result of our adoption of ASU 2016-02, our consolidated balance sheet as of March 31, 2019 includes right of use assets-operating leases ($342.0 million) and operating lease liabilities ($56.1 million current and $286.1 million noncurrent).  Prior period financial statements were not adjusted for the effects of this new standard.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

One of the nation’s largest and most respected hospital companies, Universal Health Services, Inc. (“UHS”) has built an impressive record of achievement and performance. Growing steadily since our inception into an esteemed Fortune 500 corporation, our annual revenues were $10.77 billion during 2018. In 2019, UHS was again recognized as one of the World’s Most Admired Companies by Fortune; in 2018, ranked #268 on the Fortune 500; and in 2017, listed #275 in Forbes inaugural ranking of America’s Top 500 Public Companies.

Our operating philosophy is as effective today as it was 40 years ago, enabling us to provide compassionate care to our patients and their loved ones: Build or acquire high quality hospitals in rapidly growing markets, invest in the people and equipment needed to allow each facility to thrive, and become the leading healthcare provider in each community we serve.

Headquartered in King of Prussia, PA, UHS has more than 87,000 employees and through its subsidiaries operates 350 inpatient acute care hospitals and behavioral health facilities and 37 outpatient and other facilities located in 37 states, Washington, D.C., Puerto Rico and the United Kingdom. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT).  For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations.  Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2018), may cause the results to differ materially from those anticipated in the forward-looking statements.  Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially.  Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof.  We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share, EBITDA net of NCI and adjusted EBITDA net of NCI, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items impacting our net income attributable to UHS, such as, changes in the reserve established in connection with our discussions with the Department of Justice, our adoption of ASU 2016-09 and other potential material items that are nonrecurring or non-operational in nature including, but not limited to, impairments of long-lived and intangible assets, reserves for various matters including settlements, legal judgments and lawsuits, costs related to extinguishment of debt, gains/losses on sales of assets and businesses, and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income attributable to UHS, as determined in accordance with GAAP, and as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Reports on Form 10-K for the year ended December 31, 2018. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Services, Inc.
Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2019	2018
Net revenues	$2,804,391	2,687,516

Operating charges:
Salaries, wages and benefits	1,365,546	1,300,148
Other operating expenses	644,780	620,819
Supplies expense	307,463	292,929
Depreciation and amortization	120,040	113,103
Lease and rental expense	26,125	26,703
	2,463,954	2,353,702

Income from operations	340,437	333,814
Interest expense, net	39,640	37,576
Other (income) expense, net	4,501	-
Income before income taxes	296,296	296,238
Provision for income taxes	58,898	67,569
Net income	237,398	228,669
Less: Net income attributable to noncontrolling interests	3,230	4,837
Net income attributable to UHS	$234,168	$223,832

Basic earnings per share attributable to UHS (a)	$2.57	$2.37

Diluted earnings per share attributable to UHS (a)	$2.57	$2.36

Universal Health Services, Inc.
Footnotes to Consolidated Statements of Income
(in thousands, except per share amounts)
(unaudited)

	Three months
	ended March 31,
	2019	2018
(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$234,168	$223,832
Less: Net income attributable to unvested restricted share grants	(515)	(104)
Net income attributable to UHS - basic and diluted	$233,653	$223,728

Weighted average number of common shares - basic	90,776	94,226

Basic earnings per share attributable to UHS:	$2.57	$2.37

Weighted average number of common shares	90,776	94,226
Add: Other share equivalents	191	457
Weighted average number of common shares and equiv. - diluted	90,967	94,683

Diluted earnings per share attributable to UHS:	$2.57	$2.36

Universal Health Services, Inc.
Schedule of Non-GAAP Supplemental Information ("Supplemental Schedule")
For the Three Months ended March 31, 2019 and 2018
(in thousands, except per share amounts)
(unaudited)

Calculation of Earnings/Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA/Adjusted EBITDA net of NCI")

	Three months ended	% Net	Three months ended	% Net
	March 31, 2019	revenues	March 31, 2018	revenues
Net income attributable to UHS	$234,168		$223,832
Depreciation and amortization	120,040		113,103
Interest expense, net	39,640		37,576
Provision for income taxes	58,898		67,569
EBITDA net of NCI	$452,746	16.1%	$442,080	16.4%

Other (income) expense, net	4,501		-
Increase in DOJ Reserve	-		13,000
Adjusted EBITDA net of NCI	$457,247	16.3%	$455,080	16.9%

Net revenues	$2,804,391		$2,687,516

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended		Three months ended
	March 31, 2019		March 31, 2018
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Net income attributable to UHS	$234,168	$2.57	$223,832	$2.36
Plus/minus after-tax adjustments:
Increase in DOJ Reserve, after-tax	-	-	9,911	0.11
Impact of ASU 2016-09	(10,907)	(0.12)	(1,598)	(0.02)
Subtotal adjustments	$(10,907)	$(0.12)	$8,313	$0.09
Adjusted net income attributable to UHS	$223,261	$2.45	$232,145	$2.45

Universal Health Services, Inc.
Consolidated Statements of Comprehensive Income
(in thousands)
(unaudited)

	Three months
	ended March 31,
	2019	2018
Net income	$237,398	$228,669
Other comprehensive income (loss):
Unrealized derivative gains (losses) on cash flow hedges	(2,917)	2,124
Foreign currency translation adjustment	(14,262)	(4,341)
Other	0	2,367
Other comprehensive income (loss) before tax	(17,179)	150
Income tax expense (benefit) related to items of other comprehensive income (loss)	(2,466)	1,077
Total other comprehensive income (loss), net of tax	(14,713)	(927)

Comprehensive income	222,685	227,742
Less: Comprehensive income attributable to noncontrolling interests	3,230	4,837
Comprehensive income attributable to UHS	$219,455	$222,905

Universal Health Services, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$62,726	$105,220
Accounts receivable, net	1,602,405	1,509,909
Supplies	149,928	148,206
Other current assets	145,382	174,467
Total current assets	1,960,441	1,937,802

Property and equipment	8,733,367	8,563,455
Less: accumulated depreciation	(3,818,529)	(3,715,515)
	4,914,838	4,847,940
Other assets:
Goodwill	3,856,664	3,844,628
Deferred income taxes	5,350	5,280
Right of use assets-operating leases	342,032	0
Deferred charges	8,207	8,772
Other	633,745	621,058
Total Assets	$11,721,277	$11,265,480

Liabilities and Stockholders' Equity
Current liabilities:
Current maturities of long-term debt	$71,991	$63,446
Accounts payable and accrued liabilities	1,355,717	1,253,714
Legal reserves	128,294	129,150
Operating lease liabilities	56,136	0
Federal and state taxes	44,628	2,428
Total current liabilities	1,656,766	1,448,738

Other noncurrent liabilities	364,334	361,809
Operating lease liabilities noncurrent	286,101	0
Long-term debt	3,821,938	3,935,187
Deferred income taxes	35,984	49,661

Redeemable noncontrolling interest	3,843	4,292

UHS common stockholders' equity	5,482,415	5,389,262
Noncontrolling interest	69,896	76,531
Total equity	5,552,311	5,465,793

Total Liabilities and Stockholders' Equity	$11,721,277	$11,265,480

Universal Health Services, Inc.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Three months
	ended March 31,
	2019	2018
Cash Flows from Operating Activities:
Net income	$237,398	$228,669
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	120,040	113,134
Gain on sale of assets and businesses	0	(703)
Stock-based compensation expense	17,591	19,700
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(101,619)	(72,526)
Accrued interest	(2,687)	(6,209)
Accrued and deferred income taxes	52,291	61,674
Other working capital accounts	107,878	59,032
Other assets and deferred charges	(3,771)	(5,438)
Other	(38,298)	8,211
Accrued insurance expense, net of commercial premiums paid	24,398	23,125
Payments made in settlement of self-insurance claims	(22,320)	(18,765)
Net cash provided by operating activities	390,901	409,904
Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(169,848)	(189,041)
Acquisition of property and businesses	0	(20,931)
Inflows (outflows) from foreign exchange contracts that hedge our net U.K. investment	12,895	(45,853)
Proceeds received from sales of assets and businesses	0	839
Costs incurred for purchase and implementation of information technology applications	(9,678)	(8,570)
Increase in capital reserves of commercial insurance subsidiary	0	100
Investment in, and advances to, joint venture and other	(879)	(8,675)
Net cash used in investing activities	(167,510)	(272,131)
Cash Flows from Financing Activities:
Reduction of long-term debt	(114,540)	(140,676)
Additional borrowings	8,700	20,500
Repurchase of common shares	(143,785)	(9,441)
Dividends paid	(9,081)	(9,422)
Issuance of common stock	2,726	2,545
Profit distributions to noncontrolling interests	(10,314)	(4,217)
Net cash used in financing activities	(266,294)	(140,711)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	794	1,857
Decrease in cash, cash equivalents and restricted cash	(42,109)	(1,081)
Cash, cash equivalents and restricted cash, beginning of period	199,685	167,297
Cash, cash equivalents and restricted cash, end of period	$157,576	$166,216
Supplemental Disclosures of Cash Flow Information:
Interest paid	$41,050	$41,539
Income taxes paid, net of refunds	$5,087	$2,749
Noncash purchases of property and equipment	$71,987	$84,708
Right-of-use assets obtained in exchange for lease obligations	$355,981	$-

Universal Health Services, Inc.
Supplemental Statistical Information
(unaudited)

		% Change
Same Facility:		Three months ended
		3/31/2019
Acute Care Services
Revenues		4.7%
Adjusted Admissions		4.9%
Adjusted Patient Days		4.4%
Revenue Per Adjusted Admission		-0.4%
Revenue Per Adjusted Patient Day		0.0%

Behavioral Health Care Services
Revenues		3.0%
Adjusted Admissions		2.9%
Adjusted Patient Days		0.9%
Revenue Per Adjusted Admission		0.4%
Revenue Per Adjusted Patient Day		2.5%

UHS Consolidated	First quarter ended
	3/31/2019	3/31/2018
Revenues	$2,804,391	$2,687,516
EBITDA net of NCI	$452,746	$442,080
EBITDA Margin net of NCI	16.1%	16.4%
Adjusted EBITDA net of NCI	$457,247	$455,080
Adjusted EBITDA Margin net of NCI	16.3%	16.9%

Cash Flow From Operations	$390,901	$409,904
Days Sales Outstanding	51	53
Capital Expenditures	$169,848	$189,041

Debt	$3,893,929	$3,921,335
UHS' Shareholders Equity	$5,482,415	$5,215,646
Debt / Total Capitalization	41.5%	42.9%
Debt / EBITDA net of NCI (1)	2.38	2.32
Debt / Adjusted EBITDA net of NCI (1)	2.21	2.30
Debt / Cash From Operations (1)	3.10	3.36

(1) Latest 4 quarters

Universal Health Services, Inc.

Acute Care Hospital Services

For the three months ended

March 31, 2019 and 2018

(in thousands)

Same Facility Basis - Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2019		March 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,490,862	100.0%	$1,423,777	100.0%
Operating charges:
Salaries, wages and benefits	618,691	41.5%	581,768	40.9%
Other operating expenses	331,885	22.3%	308,181	21.6%
Supplies expense	257,711	17.3%	243,153	17.1%
Depreciation and amortization	74,228	5.0%	72,150	5.1%
Lease and rental expense	14,256	1.0%	14,283	1.0%
Subtotal-operating expenses	1,296,771	87.0%	1,219,535	85.7%
Income from operations	194,091	13.0%	204,242	14.3%
Interest expense, net	279	0.0%	531	0.0%
Other (income) expense, net	-	-	-	-
Income before income taxes	$193,812	13.0%	$203,711	14.3%

All Acute Care Hospital Services

	Three months ended		Three months ended
	March 31, 2019		March 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,514,844	100.0%	$1,445,632	100.0%
Operating charges:
Salaries, wages and benefits	619,317	40.9%	581,768	40.2%
Other operating expenses	356,231	23.5%	330,036	22.8%
Supplies expense	258,144	17.0%	243,153	16.8%
Depreciation and amortization	74,361	4.9%	72,150	5.0%
Lease and rental expense	14,299	0.9%	14,283	1.0%
Subtotal-operating expenses	1,322,352	87.3%	1,241,390	85.9%
Income from operations	192,492	12.7%	204,242	14.1%
Interest expense, net	279	0.0%	531	0.0%
Other (income) expense, net	-	-	-	-
Income before income taxes	$192,213	12.7%	$203,711	14.1%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Acute Care Hospital Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018.

The All Acute Care Hospital Services table summarizes the results of operations for all our acute care operations during the periods presented. These amounts include: (i) our acute care results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months.

Universal Health Services, Inc.

Behavioral Health Care Services

For the three months ended

March 31, 2019 and 2018

(in thousands)

Same Facility - Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2019		March 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,241,225	100.0%	1,205,048	100.0%
Operating charges:
Salaries, wages and benefits	655,586	52.8%	630,831	52.3%
Other operating expenses	234,424	18.9%	230,586	19.1%
Supplies expense	48,618	3.9%	48,743	4.0%
Depreciation and amortization	39,872	3.2%	36,738	3.0%
Lease and rental expense	10,917	0.9%	11,696	1.0%
Subtotal-operating expenses	989,417	79.7%	958,594	79.5%
Income from operations	251,808	20.3%	246,454	20.5%
Interest expense, net	375	0.0%	427	0.0%
Other (income) expense, net	-	-	-	-
Income before income taxes	$251,433	20.3%	$246,027	20.4%

All Behavioral Health Care Services

	Three months ended		Three months ended
	March 31, 2019		March 31, 2018
	Amount	% of Net Revenues	Amount	% of Net Revenues
Net revenues	$1,286,383	100.0%	1,237,996	100.0%
Operating charges:
Salaries, wages and benefits	675,699	52.5%	642,128	51.9%
Other operating expenses	262,137	20.4%	256,402	20.7%
Supplies expense	49,131	3.8%	49,536	4.0%
Depreciation and amortization	42,552	3.3%	38,454	3.1%
Lease and rental expense	11,644	0.9%	12,301	1.0%
Subtotal-operating expenses	1,041,163	80.9%	998,821	80.7%
Income from operations	245,220	19.1%	239,175	19.3%
Interest expense, net	375	0.0%	427	0.0%
Other (income) expense, net	677	0.1%	-	-
Income before income taxes	$244,168	19.0%	$238,748	19.3%

We believe that providing our results on a “Same Facility” basis (which is a non-GAAP measure), which includes the operating results for facilities and businesses operated in both the current year and prior year periods, is helpful to our investors as a measure of our operating performance. Our Same Facility results also neutralize (if applicable), the effect of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, reserves for various matters, settlements, legal judgments and lawsuits, cost related to extinguishment of debt, gains/losses on sales of assets and businesses, impairments of long-lived and intangible assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. Our Same Facility basis results exclude from net revenues and other operating expenses, provider tax assessments incurred in each period. However, these provider tax assessments are included in net revenues and other operating expenses as reflected in the table under All Behavioral Health Care Services. The provider tax assessments had no impact on the income before income taxes as reflected on the above tables since the amounts offset between net revenues and other operating expenses. To obtain a complete understanding of our financial performance, the Same Facility results should be examined in connection with our net income as determined in accordance with GAAP and as presented herein and in the condensed consolidated financial statements and notes thereto as contained in our Form 10-K for the year ended December 31, 2018.

The All Behavioral Health Care Services table summarizes the results of operations for all our behavioral health care facilities during the periods presented. These amounts include: (i) our behavioral health results on a same facility basis, as indicated above; (ii) the impact of provider tax assessments which increased net revenues and other operating expenses but had no impact on income before income taxes, and; (iii) certain other amounts including the results of facilities acquired or opened during the last twelve months as well as the results of certain facilities that were closed or restructured during the past year.

Universal Health Services, Inc.
Selected Hospital Statistics
For the three months ended
March 31, 2019 and 2018

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/19	03/31/18	% change	03/31/19	03/31/18	% change

Hospitals owned and leased	26	26	0.0%	327	300	9.0%
Average licensed beds	6,371	6,161	3.4%	23,509	23,240	1.2%
Average available beds	6,195	5,985	3.5%	23,425	23,158	1.2%
Patient days	369,720	352,818	4.8%	6,418,334	1,581,996	305.7%
Average daily census	4,108.0	3,920.2	4.8%	17,584.5	17,577.7	0.0%
Occupancy-licensed beds	64.5%	63.6%	1.3%	74.8%	75.6%	-1.1%
Occupancy-available beds	66.3%	65.5%	1.2%	75.1%	75.9%	-1.1%
Admissions	80,663	76,643	5.2%	482,658	119,980	302.3%
Length of stay	4.6	4.6	-0.4%	13.3	13.2	0.9%

Inpatient revenue	$7,163,714	$6,361,766	12.6%	$2,483,999	$2,402,258	3.4%
Outpatient revenue	4,257,614	3,714,661	14.6%	266,546	255,181	4.5%
Total patient revenue	11,421,328	10,076,427	13.3%	2,750,545	2,657,439	3.5%
Other revenue	109,326	98,187	11.3%	48,599	50,033	-2.9%
Gross hospital revenue	11,530,654	10,174,614	13.3%	2,799,144	2,707,472	3.4%
Total deductions	10,015,810	8,728,982	14.7%	1,512,761	1,469,476	2.9%
Net hospital revenue	$1,514,844	$1,445,632	4.8%	$1,286,383	$1,237,996	3.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH
	03/31/19	03/31/18	% change	03/31/19	03/31/18	% change

Hospitals owned and leased	26	26	0.0%	289	289	0.0%
Average licensed beds	6,371	6,161	3.4%	22,852	22,571	1.2%
Average available beds	6,195	5,985	3.5%	22,752	22,489	1.2%
Patient days	369,720	352,818	4.8%	1,570,752	1,557,954	0.8%
Average daily census	4,108.0	3,920.2	4.8%	17,452.8	17,310.6	0.8%
Occupancy-licensed beds	64.5%	63.6%	1.3%	76.4%	76.7%	-0.4%
Occupancy-available beds	66.3%	65.5%	1.2%	76.7%	77.0%	-0.3%
Admissions	80,663	76,643	5.2%	122,169	118,788	2.8%
Length of stay	4.6	4.6	-0.4%	12.9	13.1	-2.0%